UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARATHON ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(a)	Title of each class of securities to which transaction applies:

(b)	Aggregate number of securities to which transaction applies:

(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(d)	Proposed maximum aggregate value of transaction:

(e)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a)	Amount Previously Paid:

(b)	Form, Schedule or Registration Statement No.:

(c)	Filing Party:

(d)	Date Filed:

Media Contact: Andrew Berlin

The IGB Group

646-673-9701

Marathon Acquisition Corp. Receives Requisite Consents to Amend Warrant Agreement

Shareholder Meeting to be Held August 12, 2008 as Scheduled

NEW YORK, August 6, 2008 – Marathon Acquisition Corp. (Amex: MAQ.U and MAQ, and OTCBB: MAQ.WS) today announced that it has concluded its Consent Solicitation in connection with the previously-announced merger with Global Ship Lease, Inc. Pursuant to the Consent Solicitation, Marathon has received the requisite consent of at least a majority of its issued and outstanding warrants to amend the Warrant Agreement governing its outstanding warrants to allow for the consummation of its merger with Global Ship Lease. As described in the joint proxy statement/prospectus, the amendment to the warrant agreement clarifies that the “business combination” contemplated by the Warrant Agreement includes a merger with Global Ship Lease and the transactions to be consummated pursuant to the merger agreement (1) by amending the definition of “business combination” to include (A) the merger of Marathon with and into another entity and (B) a merger of Marathon into or with a non-U.S. entity and the subsequent business combination with another entity and (2) by making a conforming change to the merger provision to include a merger of Marathon into or with a non-U.S. entity.

The proposed amendment has been effected by a Third Supplemental Warrant Agreement, which has been executed by Marathon and the Warrant Agent.

The shareholder vote to approve the merger and related proposals is the remaining step to effecting the merger and consummating the transaction. The shareholder meeting is scheduled for Tuesday, August 12th, 2008.

Marathon Acquisition Corp.’s trust value per share as of July 31st, 2008 was approximately $7.93.

About Marathon

Marathon Acquisition Corp. is a “blank check” company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses. In August 2006, Marathon through its initial public offering raised net of fees and expenses, approximately $308.8 million which included $5.5 million in a private placement of sponsor warrants that were deposited into a trust account. Marathon has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

About Global Ship Lease

Global Ship Lease is a rapidly growing containership charter owner and is currently a subsidiary of CMA CGM. of France (“CMA CGM”), the world’s third largest container shipping company. Incorporated in the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under long-term, fixed rate charters to world class container liner companies.

Global Ship Lease currently owns 12 vessels and has contracts in place to purchase an additional five vessels for $437 million from CMA CGM four of which are expected to be delivered in December 2008 and one in July 2009. The merger transaction values Global Ship Lease and its seventeen vessel fleet at approximately $1.0 billion. Following stockholder and warrantholder approval of the merger, Marathon’s stockholders will own approximately 66% of Global Ship Lease and CMA CGM will own approximately 34%.

Once all of the contracted vessels have been delivered, Global Ship Lease will have a 17 vessel fleet with total capacity of 66,297 TEU and a weighted average age of 5.5 years. All of the contracted vessels are under long-term charters to CMA CGM with an average remaining charter term of approximately 11 years.

Important Legal Information

In connection with the its previously announced merger with Global Ship Lease and the required stockholder approval and warrantholder consent, Marathon has filed with the U.S. Securities and Exchange Commission (i) a Registration Statement on Form F-4 containing a joint proxy statement/prospectus and (ii) other documents regarding the proposed transaction. The joint proxy statement/prospectus and a form of proxy have been mailed to the stockholders and warrantholders of Marathon, seeking their approval of the transaction. Before making any voting decision, Marathon’s stockholders are urged to read the joint proxy statement/prospectus regarding the merger carefully and in its entirety because it contains important information about the proposed merger. Marathon’s stockholders and warrantholders may obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents filed with the U.S. Securities and Exchange Commission from the Commission’s website at http://www.sec.gov. Marathon’s stockholders and warrantholders may also obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents by directing a request by mail to Michael Gross at Marathon Acquisition Corp., 500 Park Avenue, 5th Floor, New York, New York 10022 or by telephone at (212) 993-1670.

Marathon and its directors and officers may be deemed to be participants in the solicitation of proxies from Marathon’s stockholders with respect to the proposed merger. Information about Marathon’s directors and executive officers and their ownership of Marathon’s common stock is set forth in Marathon’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

Stockholders may obtain additional information regarding the interests of Marathon and its directors and executive officers in the merger, which may be different than those of Marathon’s stockholders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the proposed merger.

Safe Harbor Statement

This communication contains forward-looking statements. Forward-looking statements provide Marathon’s current expectations or forecasts of future events. Forward-looking statements include statements about Marathon’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The risks and uncertainties include, but are not limited to:

•	future operating or financial results;

•	expectations regarding the strength of the future growth of the shipping industry, including the rate of annual demand growth in the international containership industry;

•	future payments of dividends and the availability of cash for payment of dividends;

•	Global Ship Lease’s expectations relating to dividend payments and forecasts of its ability to make such payments;

•	future acquisitions, business strategy and expected capital spending;

•	operating expenses, availability of crew, number of off-hire days, drydocking (beyond the disclosed reserve), survey requirements and insurance costs;

•	general market conditions and shipping industry trends, including charter rates and factors affecting supply and demand;

•	Global Ship Lease’s ability to repay its credit facility and grow using the available funds under its credit facility;

•	assumptions regarding interest rates and inflation;

•	change in the rate of growth of global and various regional economies;

•	risks incidental to vessel operation, including discharge of pollutants and vessel collisions;

•

Global Ship Lease’s financial condition and liquidity, including its ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

•	estimated future capital expenditures needed to preserve Global Ship Lease’s capital base;

•	ability to effect an acquisition and to meet target returns;

•	Global Ship Lease’s expectations about the availability of ships to purchase, the time that it may take to construct new ships, or the useful lives of its ships;

•	Global Ship Lease’s continued ability to enter into long-term, fixed-rate charters;

•	Global Ship Lease’s ability to capitalize on its management team’s and board of directors’ relationships and reputations in the containership industry to its advantage;

•	changes in governmental and classification societies’ rules and regulations or actions taken by regulatory authorities;

•	expectations about the availability of insurance on commercially reasonable terms;

•	unanticipated changes in laws and regulations;

•	potential liability from future litigation; and

•	other factors discussed in the section entitled “Risk Factors” in the joint proxy statement/prospectus.

Marathon’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in the joint proxy statement/prospectus. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this communication. Marathon undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Marathon describes in the reports it will file from time to time with the Securities and Exchange Commission after the date of this communication.